UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2005

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas       77056
(Address of principal executive offices)                 (Zip code)

Registrant’s telephone number, including area code   (713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 7 —Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 11, 2005, Industrial Enterprises of America, Inc. (formerly Advanced Bio/Chem, Inc.) (the “Company”) issued a press release announcing (i) as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission, that it had changed its name to Industrial Enterprises of America, Inc., and (ii) that the Company had applied for, and received a new trading symbol from the Nasdaq Stock Market: ILNP. The Nasdaq Stock Market declared that the name change and new trading symbol became effective at the open of the Pink Sheet market on February 11, 2005. A copy of the press release containing further details is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release furnished with this Current Report on Form 8-K provides detail not included in previously issued reports of the Company and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Industrial Enterprises of America, Inc., dated February 11, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
February 14, 2005
by: /s/ John Mazzuto
Name: John Mazzuto
Title: Chief Financial Officer